State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 01/19/2012
FILED 02:19 PM 01/19/2012
SRV 120064563 - 4819338 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ACCELERATED ACQUISITIONS XIII, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Accelerated Acquisitions XIII, Inc. held on January 13, 2012, the Directors approved the following resolution:

Article FIRST of the Certificate of Incorporation shall be as follows:

"FIRST: The name of the Corporation is "Sowa Jisho International Inc."

SECOND: That thereafter, pursuant to Delaware General Corporation Laws Section 222, a consent in writing, setting forth the action so taken, was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of January, 2012.

By: Katsumi Niisaka

Title: President
Name: Katsumi Niisaka